STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.



Agreement of Lease, made as of this 1st day of November 1999, between

         4250 VETS HIGHWAY LLC

party of the first part, hereinafter referred to as OWNER, and

     AMERICAN PORTFOLIOS FINANCIAL SERVICES, INC., a domestic corporation, with its principal place of business at 80 Orville Drive, Bohemia, New York party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner

              Approximately FOUR THOUSAND TWO HUNDRED NINETY-SEVEN (4297) RENTABLE SQUARE FEET ON THE FOURTH (4TH) FLOOR

The building known as 4250 Veterans Highway, Holbrook, New York, for the term of FIVE (5) YEARS

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of November, nineteen hundred and ninety-nine, and to end on the 31st day of October, Two Thousand Four both dates inclusive, at an annual rental rate

              PURSUANT TO SCHEDULE A ANNEXED HERETO AND MADE A PART HEREOF

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

     Rent:1. Tenant shall pay the rent as above and as hereinafter provided.

     Occupancy: 2. Tenant shall use and occupy demised premises for

         GENERAL OFFICE PURPOSES

and for no other purpose.

Tenant

Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance and Repairs: 4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window Cleaning 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements Of Law, Fire Insurance, Floor Loads 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, Interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

Property 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable.
(c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided and subject further to Tenant's right to cancel lease as of date of destruction. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shell be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representative, successor and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right(but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area: 14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease. (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

DeFault: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant, or if this lease be rejected under Section 365 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease aid the term thereunder shall end and expire as fully and completely as if the expiration of such five(5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

(2)If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceeding to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/ or expiration, (b)Owner shall take reasonable efforts to re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations And Management: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Repre- sentations By Owner: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure To Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demises premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of
Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed without fault in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices: 28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail to Tenant at the residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners: 29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or, desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder.

Captions: 30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions: 31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation Shoring: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Noting in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licenses.

Security: 34. Tenant has deposited with Owner the sum of $11,816.75 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed at the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate: 35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors And Assigns: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.



In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.



Witness for Owner:       /s/
                        ------------------


Witness for Tenant:     /s/
                        ------------------


ACKNOWLEDGEMENTS


CORPORATE OWNER
STATE OF NEW YORK,          ss.:

On this day of ,l9 , before me personally came to me known, who being by me duly sworn, did depose and say that he resides in_________________________________; that he is the _____________ of ______________ the corporation described in and which executed the foregoing instrument, as OWNER that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

INDIVIDUAL OWNER
STATE OF NEW YORK,        ss.:
County of

On this day of , l9 , before me personally came ___________________ to be known and known to me to be the individual described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that ________________ he executed the same.



CORPORATE TENANT
STATE OF NEW YORK,          ss.:

On this day of ,l9 , before me personally came to me known, who being by me duly sworn, did depose and say that he resides in_________________________________; that he is the _____________ of ______________ the corporation described in and which executed the foregoing instrument, as TENANT that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

INDIVIDUAL TENANT
STATE OF NEW YORK,        ss.:
County of

On this day of , l9 , before me personally came ___________________ to be known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that ________________ he executed the same.





                             RIDER TO LEASE
                             DATED:
                             BETWEEN:      4250 VETS HIGHWAY LLC
                             and AMERICAN PORTFOLIOS FINANCIAL SERVICES, INC.


R1. INCONSISTENCIES: In the event of any inconsistencies or conflicts between the terms of the printed form of this Lease and the terms of this Rider, the terms of this Rider shall be controlling. The terms "Landlord1' and "Lessor", shall be used interchangeably herein, as shall the terms "Tenant" and "Lessee".

R2. ADDITIONAL RENT: In the event the Tenant is obligated to pay any charges or sums, pursuant to the terms of this Lease, including but not limited to real estate taxes or increases thereof, maintenance charges, utility fees, Landlord's legal fees, or late charges, such charges or sums for all purposes shall be deemed to be due and collectible as additional rent, and Tenant hereby acknowledges that the failure to pay any such additional rent when due, shall constitute grounds for the Landlord to commence summary proceedings pursuant to
Article 7 of Real Property and Proceedings Law of the State of New York or any successor statute thereto.

R3. COMMENCEMENT OF TERM: The term of this Lease shall commence on October 1, 1999. In the event that the term shall commence on a day other than the first day of a calendar month, Lessee shall on said date pay to Lessor for such fractional month, prorated on the basis of a thirty (30) day month, its monthly installment on account of Minimum Annual Rent otherwise required to be paid for said month under Schedule "A" of this Lease. In such event, the first fully monthly installment on account of Minimum Annual Rent which Lessee has heretofore or herewith paid to Lessor by checks subject to collection shall be applied to the charges for same, due on the first day of the calendar month next there following.

R4. USE OF PREMISES: Lessee shall use the demised premises solely for the purpose of conducting the business of GENERAL OFFICE PURPOSES Lessee shall not use or permit, or suffer or permit the use of the demised premises for any other purpose. Lessee shall not conduct Lessee's business under any assumed name or trade name other than its full actual name, unless and until Lessee shall first comply with all of the requirements of Section 130 of the General Business Law of the State of New York and shall deliver to Lessor, and to each of them, a certified copy of each Assumed Name Certificate filed with the Suffolk County Clerk or the NYS Secretary of State under said statute, as the case may be, duly certified by said official, together with proof of filing.

R5. LATE CHARGES: If any payment due under this Lease on account of Minimum Annual Rent, taxes, maintenance charges or other monies due to Lessor is not paid within seven (7) days after the due date of same, Lessee shall pay to Lessor a sum equal to 5% of such delinquent payment in order to offset Lessor's additional bookkeeping and administrative expenses in connection with the collection thereof, it being impossible to determine Lessor's exact costs incurred by reason of such overdue payment. Said late charges shall be deemed additional rent due under this Lease, as liquidated additional damages and not as a penalty; and shall be due on the due date of the delinquent sum for which the same shall be deemed assessed hereunder. If the rent is paid by check and the check is dishonored by the Tenant's bank, the Tenant shall be obligated to pay any bank charges plus the late charges as herein before provided.

R6. ESTOPPEL CERTIFICATE: Lessee shall, on request of Lessor, execute and delivery to Lessor a written declaration in recordable form:

(a) Ratifying this Lease;

(b) Stating the commencement and termination date thereof;

(c) Certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented, or amended (except as shall be stated);

(d) That all conditions under this Lease to be performed by Lessor have been satisfied (or stating those that have not been satisfied) ;

(e) That there are no defenses or offsets against the enforcement of this Lease by the Lessor (or stating those claimed by Lessee) ;

(f) The amount of advance rent, if any, paid by Lessee to Lessor (or none, if such is the case);

(g) The date to which rents have been paid; and

(h) The amount of security deposit with Lessor theretofore and the balance of security owed, if any.

The aforesaid declaration shall be executed and delivered by Lessee from time to time as may be requested by Lessor. Lessor's mortgage lenders and/or purchasers, if any, shall be entitled to rely upon the same.

R7. BROKER'S COMMISSIONS: Lessee represents that no broker, except - NO BROKER - was instrumental in consummating this Lease; and that no conversations or prior negotiations were had with any other broker concerning the renting of the demised premises. Lessee shall be deemed to forever hold Lessor harmless against any claims of other brokers and persons for commissions or other compensation arising out of the acts of Lessee and/or Lessee's agents, servants and/or employees together with all costs, disbursements, expenses, and reasonable attorneys fees incurred by Lessor in defending any and all actions and proceedings brought for commissions or other compensation account of the foregoing, or otherwise for any matter arising out of this Lease and the acts of Lessee or Lessee's agents, servants or employees. Lessor shall be responsible for the payment of the commission to the above-named broker pursuant to a separate agreement.

R8. PLACE AND MANNER OF PAYMENTS: All payments required to be made by Lessee to Lessor shall be made payable directly to the order of Lessor, or to such designee as Lessor shall designate in writing; and all such payments and all reports required to be rendered by Lessee to Lessor shall be delivered to the office of Lessor at the address of Lessor described in this Lease or at such other place or places as Lessor may from time to time designate, without any prior demand.

R9. SECURITY DEPOSIT: Lessee has deposited for its security deposit with Lessor, the sum of $11,816.75 by check subject to collection. The aforesaid sum shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, conditions and provisions of this Lease on the part of Lessee to be observed and performed. Said security deposit shall not be mortgaged, assigned, transferred, or encumbered by Lessee, and any such act on the part of Lessee shall be without force and effect and shall not be binding on Lessor. If any rents herein reserved or any other sum required to be paid by Lessee to Lessor shall be overdue and unpaid, or if Lessor shall make payments on behalf of the Lessee, or if Lessee shall fail to perform any of the terms, covenants, conditions and/or provisions of this Lease on the part of lessee required to be performed, then and in that event Lessor may, at Lessor's sole option and without prejudice to any other remedy which Lessor may have on account thereof, appropriate and apply said entire security deposit, or so much thereof as may be necessary, to compensate Lessor for the payment of rent, additional rent, loss or damages sustained by Lessor due to such breach on the part of Lessee; and Lessee shall forthwith on demand of Lessor therefor restore said security to the original sum deposited. In the event of bankruptcy, insolvency, or other creditor or debtor proceedings against Lessee, all monies paid on account of security shall be deemed to be applied first to the payment of rent, additional rent, and other monies due Lessor for period prior to the filing of such proceedings.

In the event that Lessee shall comply with all of the terms, covenants, conditions and provisions on the part of Lessee to be performed under this Lease, including with respect to the payments of rents, additional rents, and other monies due and owing as and when they shall be and become due, the aforesaid security deposit of Lessee shall be returned in full to Lessee, at the end of the term of this Lease and after delivery of possession of the demised premises to Lessor in good order, repair and otherwise as provided for under the Lease.

R10. TRANSFER OF SECURITY DEPOSIT: Lessor may assign any and all monies deposited by or on behalf of Lessee with Lessor as security under this Lease, to any purchaser of Lessor's interest in the Building in which the demised premises are located. In the event that such interest shall be sold, and upon notice thereof by Lessor to Lessee, Lessor shall be deemed forever discharged from any liability with respect to such security; and Lessee shall look solely to the purchaser of Lessor's interest in the Building in which the demised premises are located for the same. The foregoing shall also be deemed to apply to any subsequent transferees.

R11. REPAIRS AND ALTERATIONS: A. Lessor shall not be required to make any repairs or improvements of any kind upon the demised premises except for necessary structural repairs. Lessee shall, at Lessee's sole cost and expense, take good care of and make all repairs, to the interior of the demised premises, and the fixtures and equipment therein and appurtenances thereto, including any interior windows, doors and entrances, signs, floor coverings, interior walls, and partitions. The Lessor shall maintain and repair HVAC systems, plumbing leading to premises and sewerage facilities.

B. All alterations to the premises of any nature whatsoever ("Alterations") are subject to Article 3 of the printed form of this lease and the following requirements:

(1) Prior to the commencement of any alterations, Tenant shall submit to Landlord, for Landlord's written approval, plans and specifications (to be prepared by and at the expense of Tenant) showing the proposed alterations in detail satisfactory to Landlord. No alterations shall begin until Landlord shall have approved such plans and specifications, in writing, and Tenant shall have delivered to Landlord certificates for all insurance Tenant is required to maintain under this lease in connection with making alterations. Tenant shall make all approved alterations at its own expense, in accordance with the plans and specifications therefor approved by Landlord and then only by contractors and mechanics approved by Landlord. No amendments or additions shall be made to any plans and specifications for alterations approved by Landlord without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

(2) The alterations will not result in a violation of or require a change in any certificate of occupancy covering the Premises or the Building;

(3) The character, outside appearance, usefulness and/or rentability of the premises or the building or any part thereof, shall not be affected in any way, and such alterations shall not, in the sole opinion of Landlord, weaken or impair (temporarily or permanently) the structure or lessen the value or cubic content of the building, upon their completion;

(4) No part of the building other than the premises shall be physically affected. Without limiting the generality of the foregoing, Tenant shall not, without Landlord's specific prior written consent, cause to be made, constructed, erected, installed or otherwise placed through, on or about the exterior walls or the roof of the building any holes, vents, windows, fans, pipes, ducts, doors, machinery, equipment, appliances (including, without limitation, air conditioning unit(s), television or radio antenna or other tangible objects of any nature whatsoever.

(5) The proper functioning of the building's equipment, in the sole opinion of Landlord, shall not be adversely affected;

(6) Upon completion of any alterations (excluding mere decorations), Tenant shall deliver to Landlord a copy of "as built" plans for such alterations;

(7) Tenant shall not perform alterations in any manner which for any reason whatsoever would, interfere or conflict with work being performed by contractors or laborers then engaged in the building or would disturb the management, operation or maintenance of the building or any part thereof;

(8) No approval by Landlord of alterations to be made by Tenant shall in any way be deemed to be an agreement by Landlord that such alterations comply with applicable legal or insurance carrier requirements. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished to Tenant, and that no mechanic's or other lien for such labor or materials shall attach to or affect any interest of Landlord;

(9) Throughout the performance of Tenant's alterations, Tenant, at its expense, shall carry, or cause to be carried by Tenant's contractors and subcontractors all insurance, including without limitation, that required by Articles 3 of the printed form of this lease, or as otherwise may be required by law. Tenant shall furnish Landlord with copies of the insurance policies required hereunder or certificates thereof that such insurance is in effect at or before the commencement of alterations and, on request, at reasonable intervals thereafter during the continuance of alterations.

(10) In connection with all work to be performed in and for the demised premises, Tenant shall file all drawings, plans and specifications, pay all fees and obtain all permits and applications from the Building Department, the Department of labor and any other authorities having jurisdiction; and Tenant shall obtain a Certificate of Occupancy and all other approvals required for Tenant to use and occupy the demised premises and to open for business to the public. If Tenant shall delay in obtaining a Certificate of Occupancy for the demised premises, Landlord, at Tenant's cost and expense, may attempt to obtain such Certificate of occupancy and Tenant shall cooperate with Landlord (including the signing of any necessary forms or applications) in connection with such efforts. Tenant shall reimburse Landlord, as additional rent, for any costs incurred in obtaining such Certificate of Occupancy.

R12. LESSEE'S FAILURE TO REPAIR: If Lessee (a) refuses or neglects to make repairs or otherwise fails to perform any of Lessee's work or maintenance obligations hereunder, or (b) if Lessor is required to make exterior or structural repairs by reason of Lessee's negligent acts or omissions, Lessor shall have the right, but shall not be obligated, to make such repairs or perform on behalf of and for the account of Lessee. In such event, such work shall be paid for by Lessee as additional rent promptly upon receipt of a bill therefor, along with an additional fee equivalent to 15% of such repair charge representing Landlord's administrative expenses in making such repairs, which shall also be collectible as additional rent.

R13. MECHANIC'S LIENS: Should any mechanic's or other liens be filed against the demised premises or any part thereof for any reason whatsoever by reason of Lessee's acts or omissions or because of a claim against Lessee, by any contractor, subcontractor, materialman, or any other party acting for or on behalf of Lessee, Lessee shall cause the same forthwith to be canceled and discharged of record at Lessee's sole cost and expense within 10 days of filing thereof. If Lessee fails to discharge any mechanic's lien, Landlord, at its option, in addition to all other rights or remedies herein provided, may bond or pay said lien or claim for the account of and at the expense of Tenant, as additional rent, without inquiring into the validity or merit thereof, and the Tenant waives any claims, defenses, offsets and designates the Landlord as its agent and/or attorney in fact to do anything necessary to immediately remove or release the lien.

Rl4. UTILITY CHARGES: Lessor shall not be liable in the event of any interruption in the supply of any utilities. Lessee shall not install any equipment that will exceed or overload the capacity of any utility facility; and if any equipment installed by Lessee shall require additional utility facilities, the same shall be installed at Lessee's sole cost and expense in accordance with plans and specifications previously approved in writing by Lessor. Tenant agrees to pay for the electric service to the demised premises at the rate of $2.25 per square foot, or $805.68 per month, and shall be paid along with the base rental on the first day of each month. Such charges shall be collectible as additional rent. In addition, in the event that the cost to the Landlord of electric service exceeds said sum per square foot, then the Tenant shall likewise pay any such increase as additional rent throughout the term of the lease.

Rl5. DEFAULT: (a) If Lessee shall fail to pay any rent, additional rent, or other monies due under this Lease within fifteen (15) days after the due date thereof; or shall fail to duly and timely perform any other term, covenant, condition or provision of this Lease required to be performed; or if Lessee shall become bankrupt or insolvent, or file any debtor proceedings, or take or have taken against Lessee in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Lessee's property; or shall make an assignment for the benefit of creditors, or petition for or enter into an arrangement, or suffer this Lease to be taken under any writ of execution or attachment; or if this Lease shall pass to or devolve upon, by law or otherwise, one other than Lessee except as otherwise provided for in this Lease, then in any one or more of such events, upon Lessor serving a written five (5) day notice of default upon Lessee specifying the nature of said default and if, at the expiration of said five (5) day period, Lessee shall have failed to cure the default then, Lessor may give Lessee a three (3) day notice of cancellation of this Lease and at the expiration of such three (3) day period, this Lease and the term hereunder shall terminate and come to an end of the date specified in such notice of cancellation, and Lessee shall quit and surrender the demised premises to Lessor as if the term hereunder ended by expiration of the time fixed herein. In such event, however, Lessee shall remain liable to Lessor for all monies as hereinafter provided.

(b) If the notices provided shall have been given and the term shall expire as aforesaid; or should Lessor elect to terminate this Lease, Lessor shall have the immediate right of reentry and may remove all persons and property from the demised premises; and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, all without service of notice or resorting to legal process (which notice Lessee hereby expressly waives) and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. Lessor shall have a lien for the payment of all sums agreed to be paid by Lessee herein upon all Lessee's property, which is to be in addition to any lien in Lessor's favor now or hereafter provided for by law.

(c) Should Lessor elect to re-enter the demised premises or take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor may make such alterations and repairs as Lessor may in Lessor's sole discretion deem necessary in order to relet the premises; and Lessor may relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this lease) and at such commercially reasonable rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable. Upon each such reletting, all rentals received by Lessor from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any reasonable costs and expenses of such reletting, including brokerage fees and attorney's fees and the cost of alterations and repairs; third, to the payment of rent and additional rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be paid on demand.

(d) In the event of any default on the part of Lessee which shall result in the bringing of any action or proceeding by Lessor, whether to recover possession of the premises or otherwise, all sums due and owing to Lessor on account of rent, additional rent, accelerate rent, minimum rent, or otherwise under this Lease, together with all costs, disbursements, expenses and reasonable attorney's fees incurred by Lessor, shall be recoverable by Lessor in such action or proceeding or in any other action or proceeding brought by Lessor, in Lessor's sole discretion. In addition, all costs, disbursements, expenses and reasonable attorney's fees incurred by Lessor in successfully defending any action or proceeding brought by Lessee or by any third party as a result of any act of Lessee, shall likewise be recoverable by Lessor.

(e) The parties waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, and Lessee's use of occupancy of the demised premises except in claims for personal injury or property damage.

(f) Lessee hereby expressly waives any and all rights to redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the demised premises, by reason of the violation by Lessee of any of the provisions of this Lease.

(g) In the event of a breach or threatened breach by Lessee of any provision of this Lease, Lessor shall have the right of injunction separate and apart from all other rights and remedies provided for in this Lease and/or under the law.

(h) The rights and remedies given to Lessor in this Lease are distinct, separate and cumulative remedies, and the exercise of any of them shall not be deemed to exclude Lessor's right to exercise any or all of the others.

(i) This paragraph shall apply to any renewal or extension of this Lease; and if Lessee shall default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, to which the parties may hereafter agree, Lessor may cancel such renewal or extension agreement on two (2) days' written notice to Lessee.

Rl6. ACCELERATION OF MINIMUM ANNUAL RENTS: Anything in this Lease to the contrary notwithstanding, the premises herein are leased to Lessee for the entire stated term; and the privilege granted to Lessee under this Lease to pay Lessee's basic rent ("Minimum Annual Rent") in monthly installments is solely for the convenience of Lessee. If Lessee should default in the payment of any monthly installment of the foregoing, and/or should default in the payment of any additional rent or other monies due to Lessor under the Lease however and to whomever designed, and if said default shall continue for 15 days after the due date thereof, Lessor may at Lessor's sole option accelerate all rent and additional rent then due and all or any part of rent and additional rent that would otherwise be due during the balance of the entire stated term of this Lease, and demand immediate payment of same, by service upon Lessee, either by personal delivery or by any other method set forth for the service of notices under this Lease. If such notice and demand shall be served by mail, the same shall be deemed served when postmarked.

If Lessee shall pay to Lessor, within 10 days after service of the aforesaid notice and demand, all arrears (i.e. non-accelerated) of rent and/or additional rent then due and owing, including all late charges due under this Lease, together with an attorney's fee in the sum of $350 for the preparation by Lessor's attorney for the aforesaid notice and demand, the aforesaid acceleration shall be deemed rescinded; otherwise all sums demanded in said notice and demand shall be deemed then due and owing, retroactive to the date of Lessee's default unless the parties have otherwise agreed, in writing to the contrary, time shall be deemed "of the essence" as to Lessor's receipt of all of the aforesaid monies in order for a cure of Lessee's default to be effective. Landlord shall, nevertheless, use its best efforts to mitigate its damages in the event of Tenant's default.

Rl7. ASSIGNMENT AND SUBLETTING: (a) Except for an entity over which Lon Dolber controls at least a 51% interest, the Lessee shall not assign, mortgage or encumber this Lease, in whole or in part, or sublet all or any part of the demised premises without the prior written consent of Lessor. The consent by Lessor of any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. The prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned or if the demised premises or any part thereof be occupied by anybody other than Lessee, Lessor may collect rent from the assignee or occupant and apply the net amount collected to the rent herein reserved; but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this provision or the acceptance of the assignee, under subtenant, or occupant as Lessee, or, except as otherwise provided in this Lease, as a release of Lessee from the further performance by Lessee of the terms, covenants, conditions and/or provisions of this Lease on Lessee's part to be performed hereunder. Notwithstanding any assignment or sublease, Lessee shall remain fully liable and shall not be released from Lessee's obligations under this Lease. If Lessee is a corporation and if any transfer, sale, pledge or other disposition of its common stock shall occur, or power to vote the majority of the outstanding capital stock be changed, such change shall be deemed a material default hereunder, and Lessor shall have the right at its option to terminate this Lease upon five (5) days notice to Lessee. In such event, however, Lessee shall remain liable to Lessor hereunder, as in the case of any other default.

     (b) Any proposed assignment or sub-lease shall be subject to the delivery by Tenant to Landlord of the following documents:

1. In the event that the assignee or sub-lessee shall be a corporation, a copy of the corporation's certificate of incorporation and the filing receipt of the Secretary of State of the state in which said corporation was incorporated, showing proof of incorporation of said corporation; and, if said corporation was not incorporated under the laws of the State of New York, a certified copy of the Certificate of Authority issued by the Secretary of State by the State of New York, authorizing said corporation to conduct business in the State of New York;

2. In the event that the assignee or sub-lessee shall be a partnership or a limited partnership, a copy of its articles of partnership or limited partnership and all amendments thereof or modifications thereto;

3. A certified copy of every Assumed Name Certificate of the assignee or sub-lessee required to be filed with the Secretary of State of the State of New York or the County Clerk of the County of Suffolk, as the case may be, pursuant to Section 130 of the General Business Law of the State of New York;

4. An affidavit signed by an officer of the assignee or sub-lessee, if the assignee or sub-lessee shall be a corporation; or by a general partner of the assignee or sub-lessee, if the assignee or sub-lessee shall be a partnership or limited partnership, certifying the names, residence addresses, residence phone numbers and social security numbers of each principal of the assignee or sub-lessee and the positions held by each of them in the assignee or sub-lessee (including the percentage of interest held by each partner in the partnership or limited partnership, and the offices, directorships and the number of shares of stock held in any corporate assignee or sub-lessee) ;

5. A written instrument signed and acknowledged before a notary public by the tenant and the assignee or sub-lessee, as appropriate, by which the faithful performance of all of the terms, covenants, conditions and provisions of the Lease have been assumed by the assignee or sub-lessee, with corporate seal affixed to said instrument;

6. Proof of Federal Employers Identification Number assigned to the assignee or sub-lessee by the U.S. Internal Revenue Service; and

7. Satisfactory proof of the sound financial credit and worthiness of the proposed assignee and sub-lessee.

     (c) The Lessor shall not unreasonably withhold its consent to any proposed assignment or sub-lease which complies with sub-paragraph "b" hereof. The Lessee's right to assign or sub-let shall be contingent on its not being in default of any of the terms and conditions contained in this Lease on its part to be performed.

     (d) In the event an assignment or sub-letting of this Lease is granted it shall be on the further condition that the assignee or sub-lessee deposit with the Lessor an additional sum equivalent to one month's rent for the month next ensuing the date of assignment or sub-letting pursuant to Schedule "A" hereof, along with Lessor's legal fee in the sum of $400 for reviewing all of the foregoing documents.

R18. HOLDING OVER: Any holding over after the expiration of the term of this Lease or any renewal hereof shall be construed to be a tenancy from month-to-month at a Minimum Annual Rent equal to twice the Minimum Annual Rent (prorated on a monthly basis); and said tenancy shall otherwise be on the terms, covenants, conditions, and provisions specified in this Lease, to the extent that the foregoing shall be applicable.

R19. NO WAIVER: Failure of Lessor to insist upon the strict performance of any provisions of this Lease, or to exercise any option or seek enforcement of any rules and regulations, shall not be construed as a waiver for the future of any provision, rule or option. The receipt by Lessor of rent, additional rent, and/or other monies, with knowledge of the breach of any provision of this Lease by Lessee, shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver shall be in writing and signed by Lessor. No payment by Lessee or receipt by Lessor of a lesser amount than rent actually due shall be deemed to be other than on account of the earliest rent then unpaid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction; and Lessor's right to recover the balance of such rent and/or other monies due, or pursue any other remedy in this lease provided for. No waiver by Lessor in respect to one Lessee shall constitute a waiver in favor of any other Lessee in the Building in which the demised premises are located.

R20. WAIVER OF LIABILITY: Anything in this Lease to the contrary notwithstanding, Lessee shall look solely to the estate and property of Lessor in the land and buildings comprising the building and real property of which the demised premises are a part, and subject to prior rights of any mortgagee of the premises, for the collection of any judgment (or other judicial process) requiring the payment of money by Lessor in the event of any default or breach by Lessor with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Lessor; and not other assets of Lessor or any person or other entity comprising Lessor, shall be subject to levy, execution or other procedures for the satisfaction of Lessee's remedies.

R21. INDEMNITY: (a) Lessee hereby indemnifies Lessor and shall be deemed to forever hold Lessor harmless from all suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon or at or from the demised premises or any part thereof, or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, employees, servants or invitees, but nothing herein shall operate as an indemnification with respect to Lessor's own acts;

     (b) Lessee shall store its property in and shall occupy the demised premises and all other portions of the Office Complex at its own risk, and release Lessor, to the full extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury or property damage;

     (c) Lessor shall not be responsible or liable at any time for any loss or damage to Lessee's merchandise, equipment, fixtures or other personal property of Lessee or to any loss or damage to either the person or property of Lessor that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting or adjoining premises;

     (d) Lessor shall not be responsible or liable for any defects, latent or otherwise, in the building or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall it be responsible or liable for any injury, loss or damage to any person or to any property of Lessee or other persons caused by or resulting from bursting breakage, or by or from plumbing, sprinkler or other leakage, steam or snow or ice, running, backing up, seepage, or the overflow of water or sewerage in any part of said premises or for any injury or damage caused by or resulting from acts of God or the elements, or for any injury or damage caused by resulting from any defect or negligence in the occupancy, construction, operation or use of any of said premises, gilding, machinery, apparatus, or equipment by any person or by or from the acts of or any negligence of any occupant of the premises; and

     (e) Lessee shall give prompt notice to Lessor in case of fire or accidents in the demised premises or in the building of which the demised premises are a part or of the defects therein or in any fixtures or equipment.

     Anything in the preceding sub-paragraphs to the contrary notwithstanding, nothing in said sub-paragraphs shall be deemed to relieve or release Lessor from any liability caused by Lessor's own negligent or intentional acts.

In the event that Lessor shall be made a party to any litigation or administrative proceedings commenced by or against Lessee, or against any third party as a result of any matter arising under or as a result of this Lease, and any act or acts on the part of Lessee relating thereto, Lessee shall forever hold Lessor harmless from any and all damages other than those caused by Lessor's fault; together with all costs, expenses, disbursements, and reasonable attorney's fees incurred by Lessor in defending the aforesaid actions or proceedings successfully In addition, Lessee shall pay and reimburse Lessor for all costs, expenses, disbursements, and reasonable attorney's fees incurred or paid by Lessor in enforcing any of the terms, covenants, conditions or provisions of this Lease. The provisions of this paragraph shall also apply to the period prior to the commencement of the term in the event that permission is given to Lessee to do Lessee's construction work and install its fixtures prior to the commencement of the term hereof.

R22. INSURANCE: (a) Lessee shall forthwith take out, duly and timely pay, all premiums on, and maintain at Lessee's sole cost and expense, in the name of Lessee but with Lessor being named therein as an additional insured, the following policies of insurance:

1. COMPREHENSIVE GENERAL LIABILITY INSURANCE covering the demised premises on an occurrence basis with minimum limits of liability in an amount equal to single limits coverage of One Million ($1,000,000) Dollars for bodily injury, personal injury or death to any one or more persons; Two Million ($2,000,000) Dollars in respect to any one occurrence, and Two Hundred Fifty Thousand ($250,000) Dollars with respect to damage to property from every cause whatsoever. Such policies shall name the Lessor as additional insureds, and shall provide that the same may not be canceled or terminated without at least thirty (30) days written notice to Lessor by the insurance company or companies issuing such policy or policies, and that no act or omission to act of the Lessee shall invalidate such insurance as to the Lessor; and

2. WORKERS' COMPENSATION AND EMPLOYERS LIABILITY INSURANCE in accordance with the laws of the State of New York;

3. FIRE INSURANCE in an amount adequate to cover the cost of replacement of all improvements, fixtures and contents in the demised premises in the event of fire, extended coverage, vandalism, malicious mischief and sprinkler leakage; and

4. VANDALISM AND MALICIOUS MISCHIEF INSURANCE in the same amounts required for the coverage of Lessor's property under sub-paragraph "(1)" above-described.

     (b) Lessor shall have the right to carry any or all of the insurance hereinabove provided for in the event that Lessee shall fail to duly and timely comply with Lessee's obligations under sub-paragraph "(a)" of this paragraph above-described; and in such event Lessee shall reimburse Lessor for the entire cost of the insurance obtained by Lessor, as additional rent, within ten (10) days after the submission to Lessee by Lessor of a bill therefor.

R23. INSURED PARTIES: WAIVER: NOTICE: All insurance policies required to be obtained by Lessee under this Lease shall be issued by a company or companies licensed to do business in the State of New York, none of which companies shall be "excess carriers"; and the same shall contain endorsements that (a) such insurance may not be canceled or amended with respect to Lessor without thirty
(30) days prior written notice by registered mail, return receipt requested, to Lessor by the insurance company or companies; (b) Lessee shall be solely responsible for payment of premiums for such insurance; (c) in the event of payment of any loss covered by such policy, Lessor shall be paid first by the insurance company or companies for Lessor's loss, as Lessor's interest may appear; and (d) that no act of the Lessee will invalidate any such insurance as to the interest of the Lessor thereunder.

If requested in writing by Lessor, Lessee shall include under said policies as a named insured or an additional named insured or loss payee any other party or parties as Lessor may designate.

Duplicate originals of all insurance policies required to be obtain by Lessee under this Lease, together with proof of payment of all premiums thereon for at least one (1) year in advance, shall be delivered to Lessor by Lessee within ten
(10) days hereof; and Lessee shall likewise deliver renewals of all policies and similar proof of payment of premiums to Lessor at least thirty (30) days prior to each anniversary date of the date of this Lease.

R24. TAX INCREASES:

     (a) If, in any year during the term of this lease any taxes shall exceed those existing in the Base Tax Year, Tenant shall pay as additional rent, Tenant's proportionate share of the increase.

     (b) Tenant shall pay all tax increases within ten (10) days of delivery by Landlord to Tenant of Landlord's demand therefor, accompanied by a copy of the tax bill.

     (c) Landlord's failure to deliver to Tenant a statement showing Tenant's liability for additional taxes for any year during the term shall neither prejudice nor waive Landlord's right to deliver any such statement for any subsequent year or include in said statement an amount of rent due from Tenant for any increase in taxes during a previous year in which Landlord did not provide Tenant with any such statement. Tenant's obligation to pay rent and taxes as provided herein with respect to the last year of the term shall survive the expiration of the term.

     (d) Tenant shall in all events pay the full amount of any increases in taxes which may result from any improvements made by or on behalf of Tenant. Taxes shall be apportioned at the commencement and expiration of the term.

     (e) "Taxes" shall mean any and all taxes, assessments, sewer and water rents, rates and charges, license fees, impositions, liens, fees and all other municipal and governmental charges of any nature whatsoever (except only inheritance and estate taxes and income taxes not herein expressly agreed to be paid by Tenant) , whether general or special, ordinary or extraordinary, foreseen or unforeseen, which may presently or in the future become due or payable or which may be levied, assessed or imposed by any taxing authority on or with respect to all or any part of the property, or upon the estate or interest of Landlord in the property or any part thereof, including, without limitation, all taxes and assessments for improving any streets, alleys, sidewalks, sidewalk vaults and alley vaults, if any.

     (f) "Base Tax Year" shall be deemed the 1998/99 Town, County and School tax, inclusive of all special districts.

     (g) "Tenant's Proportionate Share" shall be deemed to be 3.06% of the total taxes assessed against the property.

     (h) For the purposes of this paragraph, the term "Property" shall mean the entire real estate of which the Premises are a part including, without limitation, all land, buildings, parking facilities (existing or hereafter acquired, whether or not the same are contiguous to the Building) and the Premises.

R25. ACCEPTANCE AND OCCUPANCY OF THE PREMISES:

     (a) Landlord makes no representations as to the condition of the Premises. Tenant represents that it has inspected the Premises and agrees to accept the same "AS IS".

     (b) The taking of occupancy of the whole or any part of the premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of same and that the Premises so occupied and the property were in good and satisfactory condition at the time such occupancy was so taken.

     (c) Landlord shall not be required to provide Tenant with possession of or keys to the Premises until Tenant shall have delivered to Landlord certificates of insurance as required under Paragraphs 22 and 23 hereof. Landlord's refusal to grant Tenant occupancy of the Premises in accordance with the foregoing shall not be a defense of Tenant against its obligation to pay rent.

R26. LANDLORD'S SERVICES & COMMON AREA MAINTENANCE CHARGES:

     (a) Landlord agrees to provide, at its own cost and expense: heating, ventilating, air conditioning units and ducts ready for use.

     (b) Tenant, its customers and invitees, shall have the non-exclusive privilege to use the common areas appurtenant to the Building of which the demised Premises are a part throughout the term of this Lease. Landlord reserves the right to promulgate reasonable rules and regulations with respect to the use of the parking and common areas, driveways, entrances and exits and Landlord shall have the exclusive right, at any time during the term of this Lease, or any extended term, to alter, modify, or move the parking areas or facilities or driveways, entrances or exits as now constructed. Landlord shall keep, or shall cause to be kept, the parking and common areas, entrances, exits and driveways adequately illuminated and in good condition and repair, free from dirt, snow and ice. Landlord shall be responsible for, at its sole cost and expense, the following: maintaining, cleaning and lighting the parking area, sidewalk and other common areas; painting, pointing and repairing of common building facilities and canopy areas; costs and expenses of planting and replanting and replacing flowers and landscaping; water and sewerage charges; central garbage and refuse removal (from areas designated by the Landlord, and all garbage and refuse shall be kept in covered cans); snow removal, premium for liability, property damage, fire and workers' compensation insurance, wages, unemployment taxes, social security taxes, personal property taxes; fees for required licenses and permits and supplies.

R27. TENANT'S SERVICES:

(i) All interior decorating.

(ii) Replace light bulbs as necessary.

(iii) Plastic mats to be placed under all chairs so as to protect carpeting.

(iv) Comply with all laws, orders, ordinances and with directions of public officers thereunder, with all applicable Board of Fire Insurance Underwriters regulations and other requirements and with all notices from Landlord's mortgages respecting all matters of occupancy, condition or maintenance of the demised premises, whether such orders or directions shall be directed to Tenant or Landlord, and Tenant shall hold Landlord harmless from any and all costs or expenses on account thereof. Tenant shall procure and maintain all licenses and permits legally necessary for the operation of Tenant's business and allow Landlord to inspect them on request.

(v) Fire extinguishers as required throughout the demised premises.

R27. SIGNS: The Landlord shall erect and maintain a suitable professional directory, either affixed to the building or freestanding, at Landlord's sole option of a design, size and lettering usually customarily used by professional offices. Tenant, its assignees and/or subtenants (provided written consent has been obtained from the Landlord as provided herein) may affix their own name to such professional directory of the same style, design and lettering used by other tenants in the building, but the cost and expense of such sign and the affixing of same shall be borne solely by the Tenant. Notwithstanding anything contained herein to the contrary, Landlord must approve the affixing of any subtenant's signs. Tenant shall have the right to place a sign on the exterior of the building at their sole cost and expenses, provided it first obtains the necessary permits from all municipal agencies having jurisdiction thereof. The Landlord's consent for such sign shall only be necessary as to the location of the sign, which consent shall not be unreasonably withheld.

R28. TOXIC WASTE: Tenant agrees that any refuse or waste liquids, solids or vapors (flammable or otherwise) or residue thereof or any other substance which are deemed to be toxic or hazardous by any federal, state and/or municipal authority having jurisdiction thereof, which Tenant shall use in connection with the course of its occupancy of the premises, shall be used, stored and disposed of in accordance with the laws, rules and regulations of such federal, state and/or municipal authority having jurisdiction thereover, and Tenant agrees that the disposal of such solid, liquid or vaporous toxic or hazardous waste, or the residue thereof, shall be the sole responsibility of Tenant. Tenant agrees to hold Landlord, its officers, directors, stockholders, principal and/or their successors or assigns, free and harmless in all respects from any and all claims whatsoever, of any individual, corporation, partnership or governmental entity, resulting from Tenant's improper disposal, use or storage of such solid, liquid or vaporous toxic or hazardous waste materials, during the term of this lease and any and all extensions or renewals hereof, including reasonable attorneys' fees and disbursements in the defense of any suit of action resulting therefrom. This clause shall survive the expiration of Tenant's occupancy of the premises. Landlord represents that the premises are free of hazardous materials. Landlord shall hold harmless, the Tenant for any environmental related liability cause, or existing prior to the commencement of the terms of this Lease.

R29. Whenever the Landlord's consent is required in this Lease, same shall, not be unreasonably withheld or delayed.



                                   SCHEDULE A

                                  RENT SCHEDULE
                                  -------------

YEAR OF BASIC TERM         REQUIRED ANNUAL RENT      PERMITTED MONTHLY
------------------         --------------------      ------------------
                                                          PAYMENT
                                                          -------
1st Year:                      $70,900.50                 $5,908.37

2nd Year:                       73,736.52                  6,144.71

3rd Year:                       76,685.98                  6,390.45

4th Year:                       79,753.40                  6,646.11

5th Year:                       82,943.55                  6,911.96



Anything to the contrary contained herein notwithstanding, the Landlord shall not be required to provide occupancy and possession of the demised premises to the Tenant until November 1, 1999, and the Tenant's obligation to pay rent shall commence on November 1, 1999. Any advance rental payments made by the Tenant to the Landlord shall first be applied to the November, 1999 rent. The Landlord shall, however, use its best efforts to complete its improvements to the premises so as to provide occupancy to the Tenant on or before October 1, 1999.



                               SUPPLEMENTAL RIDER
                               ------------------


     The Landlord shall, at its sole cost and expense, complete the improvements to the demised premises as set forth on the floor plan annexed hereto as Exhibit
A. Such improvements shall be completed by November 1, 1999.



                                 OPTION TO RENEW
                                 ---------------


1. Subject to the following terms and conditions set forth below, Landlord hereby grants to Tenant an option to renew ("Option") this lease for an additional term of five (5) years:

a. Tenant shall deliver to Landlord by certified mail, return receipt requested, at least two hundred seventy (270) days prior to the expiration of the term of this lease, written notice of Tenant's exercise of the Option. Delivery shall be deemed to have been made on the date of mailing of said notice;

b. Tenant shall not be in default under any of the terms of this lease beyond the applicable grace period, if any; at the time of the delivery of the renewal notice;

2. The Option is personal and may be exercised solely by the Tenant herein, and after such exercise, Tenant shall have no further options to renew or extend the term of this lease.

3. Time shall be of the essence with regard to Tenant's delivery of the exercise notice required by Paragraph l.a. hereof. If Tenant shall fail to deliver to Landlord Tenant's exercise notice in each instance, exactly as and when required by said paragraph, such Option shall terminate immediately and shall have no further force or effect. The parties acknowledge that they have fully negotiated the terms and provisions of this Option to renew. Tenant acknowledges and agrees that the Landlord has granted Tenant the Option in consideration for Tenant's agreement that the same shall be strictly construed and enforced and that in the event the Option shall terminate as provided above, Tenant hereby irrevocably waives Tenant's right to commence an action, either by law or in equity, to effectuate the Option.

4. The required minimum base rent for the option period shall be as follows:

YEAR OF OPTION TERM           REQUIRED ANNUAL RENT            PERMITTED
                                                           MONTHLY PAYMENT

      1ST YEAR                   $86,261.30                     $7,198.44
      2ND YEAR                    89,711.74                      7,475.98
      3RD YEAR                    93,300.21                      7,775.02
      4TH YEAR                    97,032.21                      8,086.02
      5TH YEAR                   100,913.50                      8,409.45

                                     /s/
                                     -------------------------------------
                                     LANDLORD
                                     /s/
                                     -------------------------------------
                                     TENANT


                           SECOND LEASE CONSOLIDATION
                                       AND
                               EXTENSION AGREEMENT


     SECOND LEASE CONSOLIDATION AND EXTENSION AGREEMENT, dated as of March, 2002 (the "Amendment") by and between 4250 VETS HIGHWAY LLC, New York limited liability company, whose address is c/o GMM Realty LLC, 66 Commack Road, Commack, New York 11725 (.hereinafter called "Landlord") and AMERICAN PORTFOLIO FINANCIAL SECURITIES, INC, a New York corporation (f/k/a American Portfolios, Inc.), having a place of business located at 4250 Veterans Memorial Highway, Holbrook, New York (hereinafter called "Tenant").

                                   WITNESSETH

     WHEREAS, Landlord and Tenant entered into that certain Agreement of Lease, dated November 1, 1999 (the "Original Lease"), for approximately 4,297 rentable square feet (the "Initial Premises") in the building known as 4250 Veterans Highway, Holbrook, New York (hereinafter called the "Building"); and

     WHEREAS, Tenant rented an additional 3,544 rentable square feet (the "First Additional Space") in the Building pursuant to that certain Lease Consolidation and Extension Agreement, dated as of December 1, 2000 (the "First Extension Agreement", and together with the "Original Lease", and this Second Lease Consolidation and Extension Agreement, the "Lease"); and

     WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, extend the Lease term and to provide for the leasing by Tenant of an additional approximate 2,982 rentable square feet located on the fourth floor of the Building.

     ACCORDINGLY, intending to be legally bound, the parties hereto agree as follows:

     1. Capitalized Terms. To the extent not otherwise defined herein, capitalized terms shall have the meaning given them in the Lease.

     2. Extension of Term.

     (a) Notwithstanding anything to the contrary contained in the Lease, the parties hereto agree to extend the term of the Lease, as applicable, for an additional one (1) year five (5) month period, terminating on May 31, 2007, unless earlier terminated under the terms of the Lease.

     (b) (i) Tenant agrees to continue to pay all amounts due as Required Annual Rent and additional rent under the Original Lease and the First Extension Agreement, as and when such amounts are due, with respect to the Initial Premises and the First Additional Space. (ii) Notwithstanding the failure of Tenant to have provided notice as provided under the applicable provisions of the Original Lease and the Extension Agreement, Tenant shall be deemed to have exercised the option provided for in the Original Lease and the Extension Agreement through and including the Second Expiration Date, as hereinafter defined, and, subject to the provisions of paragraph 3(c) herein, Tenant further agrees to pay such amounts that are provided for under the Original Lease and the First Extension Agreement with respect to the option period through and including the Second Expiration Date.

     3. Second Additional Space.

     (a) Landlord agrees to lease to Tenant, and Tenant agrees to lease from Landlord, an additional approximate 2,982 square feet located on the fourth floor of the Building, as more particularly outlined on the attached Exhibit A ("Second Additional Space").

     (b) Landlord agrees to rent the Second Additional Space to Tenant for a term of five (5) years commencing May 15, 2002 (the "Second Commencement Date") and expiring on May 31, 2007 (the "Second Expiration Date"), unless earlier terminated under the terms of the Lease (the "Second Additional Space Term"). The rental (the "Second Additional Space Rent") for each Lease Year of the Second Additional Space shall be as follows:


Lease Year          Required  Annual Rent     Permitted Monthly Payment
----------          --------  -----------     -------------------------
First                    $53,676.00                $4,473.00
Second                   $55,823.04                $4,651.92
Third                    $58,055.96                $4,838.00
Fourth                   $60,378.20                $5,031.52
Fifth                    $62,793.33                $5,232.78

     Payments of Second Additional Space Rent shall be made monthly ("Monthly Installments") together with payments of rent under the Lease.

     (c) For purposes of this Amendment, the term Lease Year shall mean the consecutive twelve calendar month period commencing with the Second Commencement Date. In the event rent is due for any part month period, such rent shall be pro rated on a per diem basis.

     (d) Notwithstanding anything to the contrary contained herein, monthly payments of the Second Additional Space Rent for the second, fourth, sixth and eight month of the first Lease Year shall be deferred (the "Deferred Payments"), and Tenant shall not be obligated to remit such payments to Landlord when same falls due. The total amount of the Deferred Payments shall instead be paid to Landlord, together with interest at the rate of eight percent (8%) per annum, in equal monthly payments of $1,639.40 (the "Deferred Monthly Amounts") together with the Monthly Installments during each month of the second Lease Year. Failure to timely pay the Deferred Monthly Amounts shall be considered a default under the Lease and shall entitle Landlord to exercise any and all rights arid remedies provided for therein.

     (e) Notwithstanding anything to the contrary contained herein, in the Original Lease and in the First Extension Agreement, the aggregate Required Annual Rent (exclusive of additional rent) for the Initial Promises, the First Additional Space and the Second Additional Space, for each Lease Year through and including the Option period, as applicable, shall be as follows:

Lease Year            Required Annual Rent           Permitted Monthly Payment
----------            --------------------           -------------------------
First                      $193,609.56                      $16,134.13
Second                     $201,353.94                      $16,779.50
Third                      $209,408.10                      $17,450.68
Fourth                     $217,784.42                      $18,148.70
Fifth                      $226,495.80                      $18,874.65

OPTION PERIOD*
First                      $235,555.63                      $19,629.64
Second                     $244,977.86                      $20,414.82
Third                      $254,776.97                      $2l, 231.41
Fourth                     $264,968.05                      $22,080.67
Fifth                      $275,566.77                      $22,963.90

* as applicable

     Landlord and Tenant agree that the foregoing schedule of Required Annual Rent shall supersede any Statement of Required Annual Rent in the Original Lease or the First Extension Agreement with respect to each Lease Year through and including the Option period, as applicable.

     4. Services. Tenant agrees to pay for the electricity service to the Second Additional Space at a rate of $2.25 per square foot ($559.13 per month) to be paid along with the Monthly Installment for such month. Said charges shall be collectible as additional rent. In the event that the cost to Landlord of said electric service exceeds said sum per square foot, then the Tenant will likewise pay any such increase as additional rent throughout the Second Additional Space Term.

     5. Delivery of Additional Space. Landlord shall deliver the Second Additional Space to Tenant vacant arid broom clean, and shall perform the work described on the Work Letter attached hereto as Exhibit B, at its sole cost and expense. To the extent Tenant desires additional work to be performed at the Second Additional Space prior to commencement of the Second Additional Space Term, same shall be subject to Landlord's prior written consent, and shall be undertaken by Tenant at Tenant's sole cost and expense, in accordance with the provisions of the Lease.

     6. Tenant's Proportionate Share. Paragraph R24(g) of the rider to the Original Lease is hereby amended to read as fo1low:

          `"Tenant's Proportionate Share" shall be deemed to be 7.3% of the total taxes assessed against the property."

     7. No Modifications. Except as modified herein, all of the terms arid conditions of the Lease shall remain in full force and effect and shall apply equally, as applicable, and are incorporated herein by reference, with respect to the Second Additional Space. At the date hereof, Tenant has no claims or offsets under Lease and Landlord is not in default under the terms of the Lease. Notwithstanding the foregoing, the number of years of the option provided for in the introductory portion of paragraph 1 to the Option to Renew Rider attached to the Original Lease is hereby deleted and, except with respect to those portions of the hereinafter mentioned paragraphs specifically provided to be applicable hereunder in paragraph 2(b) above, paragraph 4 of the Option to Renew Rider attached to the Original Lease and paragraph 7C of the First Extension Agreement, are hereby deleted in their entirety.

     8. Option to Renew. Subject to the terms and conditions of the Lease, as modified herein, and so long as Tenant is not in default under the Lease, Tenant shall have the option to renew the lease of the Initial Premises, the First Additional Space and the Second Additional Space, in the aggregate only, for an additional five (5) year period commencing on April 1, 2007 and expiring on March 31, 2012 (the "Option Period"). The rental during the Option period for each of the Initial Premises, the First Additional Space and the Second Additional Space shall be as provided for in paragraph 3(c) above. The provisions of paragraphs 1a, lb, 2 and 3 of the Option to Renew Rider attached to the Original Lease, and the provisions of paragraph 7B of the First Extension Agreement are Incorporated herein in their entirety as if same had been expressly provided for herein.

     9. Broker. Each party represents and warrants to the other that no real estate broker other than GMM Realty LLC (the "Broker") brought about this transaction. The Broker shall be paid its commission in connection with this Agreement pursuant to a separate agreement between the Landlord and Broker. Each party agrees to indemnify (the "Indemnifying Party") and hold the other harmless from and against all causes of action, liabilities and costs (including reasonable attorneys's fees) arising out of a claim for a commission by any other broker purporting to have acted on behalf of the Indemnifying Party.

     10. Amendment to Section R11. Subsection A. of Section R11 of the Lease is hereby amended by adding a new sentence at the end of such subsection as follows: "In the event Lessor fails to maintain and repair the HVAC system, plumbing leading to premises and sewerage facilities as required by this Lease after fifteen (15) days notice from Lessee advising of such failure, Lessee may cause such repair to be performed. The cost of such repair shall be paid to Lessee by Lessor within fifteen (15) days of receipt of such invoice. In the event such invoice is not paid within such fifteen (15) day period, such amount shall thereafter bear interest at twelve percent (12%) per annum until paid."

     11. Counterparts. This Amendment may be executed and delivered by the undersigned in counterparts.


                                       4250 VETS HIGHWAY LLC, Landlord
                                       By:


                                       By:/s/
                                          ------------------------------
                                       Its:
                                           -----------------------------



                                        AMERICAN PORTFOLIO FINANCIAL
                                        SECURITIES, INC., Tenant


                                        By:/s/
                                           ------------------------------
                                        Its:
                                            -----------------------------




                               AMENDMENT TO LEASE

     THIS AGREEMENT, made as of the 1st day of April, 2003, by and between CAF VETS, LLC, having offices at 1400 Old Country Road, Westbury, New York 11590 (hereinafter referred to as "Owner"), and AMERICAN PORTFOLIOS HOLDINGS, INC., having offices at 4250 Veterans Memorial Highway, Holbrook, New York 11741 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

     WHEREAS, Tenant currently occupies that certain premises comprising approximately 7,841 rentable square feet on the fourth floor, east wing, known as Suites 400A and 400B (the "Demised Premises"), in the building located at 4250 Veterans Memorial Highway, Holbrook, New York 11741 (the "Building"), pursuant to a certain Agreement of Lease dated November, 1999 between 4250 VETS HIGHWAY LLC, as Owner, and AMERICAN PORTFOLIOS HOLDINGS, INC. as Tenant, which Agreement of Lease was consolidated and extended pursuant to a certain Lease Consolidation and Extension Agreement dated December 1, 2000 between Owner and Tenant (the Agreement of Lease and Lease Consolidation and Extension Agreement are hereinafter collectively referred to as the "Lease") ; and

     WHEREAS, Owner is the owner of the Building and is the successor-in-interest to 4250 VETS HIGHWAY LLC, as Owner, under the Lease; and

     WHEREAS, Tenant is desirous of leasing certain additional premises comprising approximately 2982 rentable square feet on the fourth floor, east wing, known as Suite 400C in the Building as depicted on Exhibit "A" attached hereto and made a part hereof (the "Additional Space"); and

     WHEREAS, Tenant is desirous of leasing certain additional premises comprising approximately 1687 rentable square feet on the fourth floor, east wing, known as Suite 400D in the Building as depicted on Exhibit "B" attached hereto and made a part hereof (the "Second Additional Space"); and

     WHEREAS, Tenant is desirous of leasing certain additional premises comprising approximately 2997 rentable square feet on the fourth floor, east wing, known as Suite 400E in the Building as depicted on Exhibit "C" attached hereto and made a part hereof (the "Third Additional Space"); and

     WHEREAS, Owner is desirous of leasing the Additional Space, Second Additional Space and Third Additional Space to the Tenant upon the terms and conditions set forth herein and the terms and conditions of the Lease.

     NOW, THEREFORE, in consideration of Ten and 00/100 ($10.00) Dollars and other good and valuable consideration and the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Leasing of Additional Space. Effective on the date of this Amendment, Owner shall lease to Tenant and Tenant hereby hires from Owner the Additional Space.

     2. New Demised Premises. Effective on the date of this Amendment, the Demised Premises and Additional Space shall hereinafter be referred to as the "New Demised Premises".

     3. Term. The term of the Lease for the New Demised Premises shall commence on April 1, 2003 (the "Commencement Date") and terminate on March 31, 2008 (the "Expiration Date") or on such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the conditions or covenants of the Lease or pursuant to law.

     4. Rent. Effective on the Commencement Date, the Rent Schedule for base rent and electric for the New Demised Premises is set forth on Exhibit "D" attached hereto and made a part hereof.

     5. Base Tax. The Base Tax for the New Demised Premises shall mean the taxes assessed for the 1998/99 Tax year.

     6. Tenant's Proportionate Share. Effective on the Commencement Date, the Tenant's Proportionate Share for the New Demised Premises shall be 7.30%.

     7. Preparation for Occupancy. The Supplemental Rider to Lease is hereby amended by deleting same and replacing with the following:

     "Tenant accepts the New Demised Premises "AS IS" and in the existing condition.

     8. Leasing of Second Additional Space. Effective on June 1, 2003, Owner shall lease to Tenant and Tenant hereby hires from Owner the Second Additional Space.

     9. Second New Demised Premises, Extension of Term, Base Rent and Electric, and Tenant's Proportionate Share. Effective on June 1, 2003, the Second Additional Space shall become part of the New Demised Premises and shall hereinafter be referred to as the "Second New Demised Premises". The Lease term shall be extended for a period of five (5) years from June 1, 2003 to May 31, 2008 with the Rent Schedule for base rent and electric for the Second New Demised Premises as set forth on Exhibit "E" attached hereto and made a part hereof and Tenant's Proportionate Share increased to 8.62%.

     10. Preparation for Occupancy. The Second New Demised Premises shall be altered or initially prepared for Tenant's occupancy in the manner, and subject to the terms, conditions and covenants, set forth in Exhibit "F". The facilities, materials and work so to be furnished, installed and performed in the Second New Demised Premises by Owner at its expense are hereinafter and in Exhibit "F" referred to as "Owner's Work". Such other installations, materials and work which may be undertaken by or for the account of Tenant to equip, decorate and furnish the Second New Demised Premises for Tenant's occupancy, commonly called "finishing trades work", are hereinafter and in Exhibit "F" called "Tenant's Work". Owner shall afford Tenant and its employees, agents and contractors access to the Second New Demised Premises, at reasonable times and at Tenant's sole risk and expense, for the purposes of inspecting and verifying the performance of Owner's Work and of making preparations for and performing or inspecting and verifying the performance of Tenant's Work. If and to the extent that Tenant's Work is not performed by Owner for Tenant's account, Tenant and its contractors shall be entitled to such rights, privileges and immunities, and shall be subject to such obligations, restrictions and reservations, with respect to the performance of Tenant's Work as may be provided in Exhibit "F" with respect thereto. To the extent that the Owner's Work is substantially completed after June 1, 2003, all rights and remedies of both parties hereunder shall be suspended and all dates shall be amended herein to reflect a full five
(5) years from the date of substantial completion and delivery of possession of the Second New Demised Premises if later than June 1, 2003. Owner shall perform the Owner's Work in accordance with Exhibit "F", provided, however, that Owner shall have the right to make any changes required by any governmental department or bureau having jurisdiction of the Second New Demised Premises. Said work shall be performed by Owner only once, it being understood that Owner's obligation to perform the work is a single non-recurring obligation.

     11. Leasing of Third Additional Space. Effective on August 1, 2003, Owner shall lease to Tenant and Tenant hereby hires from Owner the Third Additional Space.

     12. Modification of Third Additional Space. Between the date hereof and June 1, 2003, the Third Additional Space depicted on Exhibit "C" attached hereto and made a part hereof may be modified by the parties hereto and shall be made final prior to June 1, 2003 and signed off by the parties hereto. In such event, the final plans as agreed to by the parties hereto for the Third Additional Space shall be deemed substituted in the place and stead of Exhibit "C" hereto. If the parties hereto cannot agree on the final plans for the Third Additional Space by June 1, 2003, and if said date is not extended, then the Third Additional Space shall not become part of this Amendment nor rented by Owner or hired by Tenant.

     13. Third New Demised Premises, Extension of Term, Base Rent and Electric, and Tenant's Proportionate Share. Except in the event the Third Additional Space shall not be rented as provided for in paragraph 12, effective on August 1, 2003, the Third Additional Space shall become part of the Second New Demised Premises and shall hereinafter be referred to as the "Third New Demised Premises". The Lease term shall be extended for a period of five (5) years from August 1, 2003 to July 31, 2008 with the Rent Schedule for base rent and electric for the Second New Demised Premises as set forth on Exhibit "G" attached hereto and made a part hereof and Tenant's Proportionate Share increased to 10.69%.

     14. Preparation for Occupancy. The Third New Demised Premises shall be altered or initially prepared for Tenant's occupancy in the manner, and subject to the terms, conditions and covenants, as agreed to by the parties hereinafter and to be set forth in a writing signed by the parties on the date the plans are made final as provided in paragraph 12 hereinabove. Said writing shall be annexed hereto as Exhibit "H". The facilities, materials and work so to be furnished, installed and performed in the Third New Demised Premises by Owner at its expense are hereinafter and in Exhibit "H" to be attached hereto, referred to as "Owner's Work". Such other installations, materials and work which may be undertaken by or for the account of Tenant to equip, decorate and furnish the Third New Demised Premises for Tenant's occupancy, commonly called "finishing trades work", are hereinafter and in Exhibit "H" called "Tenant's Work". Owner shall afford Tenant and its employees, agents and contractors access to the Third New Demised Premises, at reasonable times and at Tenant's sole risk and expense, for the purposes of inspecting and verifying the performance of Owner's Work and of making preparations for and performing or inspecting and verifying the performance of Tenant's Work. If and to the extent that Tenant's Work is not performed by Owner for Tenant's account, Tenant and its contractors shall be entitled to such rights, privileges and immunities, and shall be subject to such obligations, restrictions and reservations, with respect to the performance of Tenant's Work as may be provided in Exhibit "H" with respect thereto. To the extent that the Owner's Work is substantially completed after August 1, 2003, all rights and remedies of both parties hereunder shall be suspended and all dates shall be amended herein to reflect a full five (5) years from the date of substantial completion and delivery of possession of the Third New Demised Premises if later than August 1, 2003. Owner shall perform the Owner's Work in accordance with Exhibit "H", provided, however, that Owner shall have the right to make any changes required by any governmental department or bureau having jurisdiction of the Third New Demised Premises. Said work shall be performed by Owner only once, it being understood that Owner's obligation to perform the work is a single non-recurring obligation.

     15. Deferred Payment for Tenant's Upgrades. Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to defer the payment for the costs of the Tenant upgrades to the Additional Space in the amount of $12,604.73 ("Tenant Upgrades"). The deferred payment for the Tenant Upgrades shall be deemed additional rent hereunder and shall be paid to the Owner together with the then current rent and additional rent in twelve (12) equal monthly payments in the amount of $1,096.47 commencing April 1, 2004 and monthly thereafter. Said amount includes interest at the rate of 8% per annum. A default in the payment for the Tenant Upgrades hereunder shall be a default under the Lease.

     16. Option to Renew. Owner, at the option of the Tenant, covenants to renew this Lease for a five (5) year term under the same terms and conditions, except as to Fixed Rent, provided the Tenant has fully performed the agreements, terms and conditions herein set forth and provided that the Tenant shall give the Owner notice in writing by certified mail of Tenant's election to renew at least nine (9) months before the Expiration Date of the initial term of this Lease. The Fixed Rent for the option period shall be as provided on Exhibit "I". The foregoing option shall be deemed irrevocably waived unless exercised in strict accordance with the terms and conditions of this paragraph. This option to renew is for the use and benefit of the Tenant named hereinabove only and shall not be exercisable by any assignee or subtenant of this Lease without the written consent of Owner, which may be arbitrarily withheld in this instance.

     17. Additional Security Deposit. On August 1, 2003, Tenant shall deposit with Owner the sum of $23,074.00, bringing the total security deposit to a sum of $34,890.75, representing one and one half (1 1/2) month's current base rent and electricity charges under for the Third New Demised Premises.

     18. Broker. Tenant represents that it has dealt with no broker in connection with the negotiation of this Amendment to Lease and that insofar as Tenant is aware, no broker was responsible for or participated in the procurement of this Amendment to Lease. Tenant shall indemnify and hold harmless Owner from and against any claims, including reasonable attorneys' fees for broker's commissions or similar compensation brought by any party in connection with this Amendment to Lease.

     19. Full Force and Effect. Except as otherwise modified herein, the terms, conditions and obligations set forth in the and Lease shall remain unchanged and unaffected and in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 CAF VETS, LLC

                                 BY      /s/ Caesar A. Figoni
                                         ------------------------
                                         CAESAR A. FIGONI, MEMBER


                                 AMERICAN PORTFOLIO FINANCIAL
                                 SECURITIES, INC.

                                 BY      /s/
                                         ------------------------
                                         President

                                 AMERICAN PORTFOLIOS HOLDINGS, INC.




                                 BY      /s/ Lon T. Dolber
                                         ------------------------
                                         Lon T. Dolber




                                   EXHIBIT "D"
                                  RENT SCHEDULE
                  AMERICAN PORTFOLIO FINANCIAL SECURITIES, INC.
                                   SUITE 400C

---------------- ---------------- --------------- --------------- -------------- ---------------- ---------------
Year             Annual Base      Monthly Base    Annual          Monthly        Annual Base      Monthly Base
                 Rent             Rent            Electric        Electric       Rent and         Rent and
                                                                                 Electric         Electric
---------------- ---------------- --------------- --------------- -------------- ---------------- ---------------

1                $193,609.56      $16,134.13      $24,365.25      $2,030.43      $217,974.81      $18,164.56
---------------- ---------------- --------------- --------------- -------------- ---------------- ---------------

2                $201,353.94      $16,779.49      $24,365.25      $2,030.43      $225,719.19      $18,809.93
---------------- ---------------- --------------- --------------- -------------- ---------------- ---------------

3                $209,408.10      $17,446.16      $24,365.25      $2,030.43      $233,773.35      $19,481.11
---------------- ---------------- --------------- --------------- -------------- ---------------- ---------------

4                $217,784.42      $18,148.70      $24,365.25      $2,030.43      $242,149.67      $20,179.13
---------------- ---------------- --------------- --------------- -------------- ---------------- ---------------

5                $226,495.80      $18,874.65      $24,365.25      $2,030.43      $250,861.05      $20,905.08
---------------- ---------------- --------------- --------------- -------------- ---------------- ---------------



                                   EXHIBIT "E"
                                  RENT SCHEDULE
                  AMERICAN PORTFOLIO FINANCIAL SECURITIES, INC.
                                   SUITE 400D

---------------- ---------------- --------------- --------------- -------------- ---------------- ---------------
Year             Annual Base      Monthly Base    Annual          Monthly        Annual Base      Monthly Base
                 Rent             Rent            Electric        Electric       Rent and         Rent and
                                                                                 Electric         Electric
---------------- ---------------- --------------- --------------- -------------- ---------------- ---------------

1                $225,180.00      $18,765.00      $28,147.50      $2,345.62      $253,327.50      $21,110.62
---------------- ---------------- --------------- --------------- -------------- ---------------- ---------------

2                $234,187.20      $19,515.60      $28,147.50      $2,345.62      $262,334.70      $21,861.22
---------------- ---------------- --------------- --------------- -------------- ---------------- ---------------

3                $243,554.69      $20,296.26      $28,147.50      $2,345.62      $271,702.19      $22,641.84
---------------- ---------------- --------------- --------------- -------------- ---------------- ---------------

4                $253,296.88      $21,108.07      $28,147.50      $2,345.62      $281,444.38      $23,453.69
---------------- ---------------- --------------- --------------- -------------- ---------------- ---------------

5                $263,428.75      $21,952.39      $28,147.50      $2,345.62      $291,576.25      $24,298.02
---------------- ---------------- --------------- --------------- -------------- ---------------- ---------------




                                   EXHIBIT "F"
                                   WORK LETTER
                                   -----------
                           SECOND NEW DEMISED PREMISES

     Owner shall partition the Second New Demised Premises in accordance with floor plans, paint the Second New Demised Premises with building standard paint, color as selected by Tenant, and install new carpet in the Second New Demised Premises with building standard carpet, color as selected by Tenant.




                                   EXHIBIT "G"
                                  RENT SCHEDULE
                  AMERICAN PORTFOLIO FINANCIAL SECURITIES, INC.
                                   SUITE 400E

---------------- ------------------ --------------- -------------- -------------- ---------------- -----------------
Year             Annual Base Rent   Monthly Base    Annual         Monthly        Annual Base      Monthly Base
                                    Rent            Electric       Electric       Rent and         Rent and
                                                                                  Electric         Electric
---------------- ------------------ --------------- -------------- -------------- ---------------- -----------------

1                $279,126.00        $23,260.50      $34,890.75     $2,907.56      $314,016.75      $26,168.06
---------------- ------------------ --------------- -------------- -------------- ---------------- -----------------

2                $290,291.04        $24,190.92      $34,890.75     $2,907.56      $325,181.79      $27,098.48
---------------- ------------------ --------------- -------------- -------------- ---------------- -----------------

3                $301,902.68        $25,158.55      $34,890.75     $2,907.56      $336,793.43      $28,066.11
---------------- ------------------ --------------- -------------- -------------- ---------------- -----------------

4                $313,978.79        $26,164.90      $34,890.75     $2,907.56      $348,869.54      $29,072.46
---------------- ------------------ --------------- -------------- -------------- ---------------- -----------------

5                $326,537.94        $27,211.49      $34,890.75     $2,907.56      $361,428.69      $30,119.05
---------------- ------------------ --------------- -------------- -------------- ---------------- -----------------



                                   EXHIBIT "H"

                                   WORK LETTER
                                   -----------

                           THIRD NEW DEMISED PREMISES

     Owner shall partition the Third New Demised Premises in accordance with floor plans, paint the Third New Demised Premises with building standard paint, color as selected by Tenant, and install new carpet in the Third New Demised Premises with building standard carpet, color as selected by Tenant.



                                   EXHIBIT "I"
                                  RENT SCHEDULE
                  AMERICAN PORTFOLIO FINANCIAL SECURITIES, INC.
                             SUITE 400A, B, C, D & E

---------------- ------------------ --------------- -------------- -------------- ---------------- -----------------
Year             Annual Base Rent   Monthly Base    Annual         Monthly        Annual Base      Monthly Base
                                    Rent            Electric       Electric       Rent and         Rent and
                                                                                  Electric         Electric
---------------- ------------------ --------------- -------------- -------------- ---------------- -----------------

1                $339,599.46        $28,299.96      $34,890.75     $2,907.56      $374,490.24      $31,207.52
---------------- ------------------ --------------- -------------- -------------- ---------------- -----------------

2                $353,183.44        $29,431.95      $34,890.75     $2,907.56      $388,074.19      $32,339.51
---------------- ------------------ --------------- -------------- -------------- ---------------- -----------------

3                $367,310.77        $30,609.23      $34,890.75     $2,907.56      $402,201.52      $33,516.79
---------------- ------------------ --------------- -------------- -------------- ---------------- -----------------

4                $382,003.20        $31,833.60      $34,890.75     $2,907.56      $416,893.95      $34,741.16
---------------- ------------------ --------------- -------------- -------------- ---------------- -----------------

5                $397,283.33        $33,106.94      $34,890.75     $2,907.56      $432,174.08      $36,014.50
---------------- ------------------ --------------- -------------- -------------- ---------------- -----------------